
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from DWFCM International Access Fund L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                      48,087,411
<SECURITIES>                                         0
<RECEIVABLES>                                  276,926<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              47,390,103<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                47,390,103<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             4,652,168<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,309,141
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,343,027
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,343,027
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,343,027
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $174,153 and receivable from DWR of $102,773.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $974,234.
<F3>Liabilities include redemptions payable of $300,946, accrued brokerage commissions of $114,474, accrued management fees of $117,617, accrued administrative expenses payable of $114,943 and accrued transaction fees and costs of $11,240.
<F4>Total revenues include realized trading revenue of $5,772,900, net change in unrealized of $(1,597,028) and interest income of $476,296.

